Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-4 to which this document is attached as Exhibit 23.1 of our report dated March 15, 2010, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in AerCap Holdings N.V.’s Annual Report on Form 20-F for the year ended December 31, 2009. We also consent to the reference to us under the heading ‘Experts’ in such Registration Statement.

/s/ H.F.M. Gertsen RA
H.F.M. Gertsen RA
PricewaterhouseCoopers Accountants N.V.
Rotterdam, the Netherlands
March 19, 2010